UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): MARCH 1, 2007


                            IRIS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                            IRIS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    1-11181                    94-2579751
(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)


                                9172 ETON AVENUE
                              CHATSWORTH, CA 91311
                (Address of Principal Executive Offices/Zip Code)


                                 (818) 709-1244
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

[_] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 5.02         DEPARTURE  OF DIRECTORS  OR  PRINCIPAL  OFFICERS;  ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         On March 1, 2007, IRIS International, Inc. entered into an employment agreement with Thomas E. Warekois pursuant to which Mr. Warekois will serve as Corporate Vice President and President of Iris Diagnostics. Under the terms of the employment agreement, we can terminate Mr. Warekois's employment at any time with or without cause, upon written notice. Mr. Warekois' employment commenced on March 5, 2007. Under the employment agreement, Mr. Warekois will receive the following compensation:

         o        Base  salary  of  $300,000   per  annum,   subject  to  upward
                  adjustment.

         o A 5 year incentive stock option under the Company's 1998 Stock Option Plan, to purchase shares of the Company's common stock with a Black-Scholes value (on the date of grant) equal to $375,000. The exercise price will be equal to the average closing sales price of the Company's common stock for the ten trading days following March 1, 2007 ("FMV"). The option vests over a period of 4 years as follows: 20% of the shares are vested on the start date and of the remaining amount 25% will vest on the first anniversary of the start date and thereafter 6.25% will vest in equal quarterly installments.

         o A restricted stock grant to purchase at a purchase price of $0.01 per share, a number of shares of the Company's common stock determined by dividing $125,000 by the FMV, which shares shall vest over 4 years as follows: 25% on the first anniversary of the start date and thereafter 6.25% will vest in equal quarterly installments, subject to certain terms and conditions as set forth in the employment agreement.

         o In addition, based on performance, Mr. Warekois will be eligible for further option and/or equity awards as determined by the Chief Executive Officer and Compensation Committee of our Board of Directors.

         The employment agreement also contains certain payment provisions upon termination and change in control.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           IRIS INTERNATIONAL, INC.



Date:    March 7, 2007               By:   /s/ Cesar M. Garcia
                                           -------------------------------------
                                           Cesar M. Garcia
                                           President and Chief Executive Officer


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